Exhibit 4.4





                            MIDLAND ENTERPRISES INC.

                                       TO

                            THE CHASE MANHATTAN BANK,
                                              As Trustee



                              ---------------------

                                   Assignment

                              ---------------------





                           Dated as of        __, 1998
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                                   ASSIGNMENT

     FOR VALUE RECEIVED, Midland Enterprises Inc., a Delaware corporation (the "Company"), as and for additional collateral security for the due and punctual payment of the principal of and interest and premium, if any, on the ___% First Preferred Ship Mortgage Bonds of the Company, due September 25, 2018 (the "Bonds") and the due performance and observance by the Company of all the covenants and agreements contained in the Bonds and in the Indenture of First Preferred Ship Mortgage dated as of __________, 1998 (the "Indenture") by the Company to The Chase Manhattan Bank, as Trustee (the "Trustee"), hereby grants, assigns, transfers and sets over unto The Chase Manhattan Bank, as such Trustee, all the right, title and interest of the Company in and to (i) all moneys and claims for moneys due and to become due under the Charter (as hereinafter defined) to the extent of the amounts hereinafter set forth in paragraph 1 hereof, and (ii) all claims for damages arising out of the breach of, and all rights to terminate, the Charter. That certain Charter Agreement dated as of _________, 1998 to be made by the Company, as owner, to Orgulf Transport Co. as charterer (the "Charterer"), covering the vessels chartered and to be chartered thereunder, and any and all amendments, addenda and supplements thereto, is herein called the "Charter".

     1. On each date for the payment of charter hire under the Charter, the Charterer shall pay over therefrom directly to the Trustee an amount which shall equal any installments of interest and Sinking Fund payments (as defined in the Indenture) on the Bonds which may then be overdue, all interest which will become due on the Bonds on the next succeeding interest payment date, the Sinking Fund payment, if any, which shall become due with respect to the Bonds on such next succeeding interest payment date, and any and all obligations of the Company under the Bonds or the Indenture which may then be due and unpaid (all moneys so to be paid over to the Trustee being hereinafter called "Assigned Moneys").

     2. Assigned Moneys received by the Trustee hereunder shall be applied by the Trustee to the payment of interest on the Bonds, to sinking fund payments required to be made on Sinking Fund payment dates and to the discharge of any other obligations of the Company under the Bonds or the Indenture which may from time to time be unpaid, all as the same shall become due and payable (whether at the stated maturity, by acceleration, or otherwise) in accordance with the terms and provisions thereof.

     3. The Company hereby constitutes and appoints the Trustee its true and lawful attorney-in-fact, with full and irrevocable power and authority, in the place and stead of the Company and in the name of the Company or in the name of the Trustee or otherwise, from time to time, in the discretion of the Trustee, for the purpose of carrying out the terms hereof, to take any and all action and to execute any and all instruments which may be necessary to accomplish the purpose hereof, and, without limiting the generality of the foregoing, the Company hereby gives the Trustee the power and right, on behalf of the Company, without notice to or assent by the Company, to ask, demand, collect, receive and give acquittances and
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receipts for the Assigned Moneys or any other moneys arising out of claims or other rights assigned hereby, to take possession of and endorse and collect any checks, drafts, notes, trade acceptances or other instruments for the payment of money received on account of the Assigned Moneys or any other moneys arising out of claims or other rights assigned hereby, and to file any claim, to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting the Assigned Moneys or any other moneys arising out of claims or other rights assigned hereby wherever payable under any of the provisions of the Charter and to direct any party to the Charter or any other party liable for payment thereof to make payment directly to the Trustee of the Assigned Moneys or any other moneys arising out of claims or other rights assigned hereby at any time payable pursuant to the provisions of the Charter. The Trustee may, at any time, without any notice to or assent of the Company, renew and/or extend the time of payment of, modify, compound, compromise, settle or adjust, the Assigned Moneys or any claims or other rights assigned hereby or other moneys arising out of said claims or rights, without in any way releasing or impairing this Assignment or the rights of the Trustee hereunder.

     4. The Company hereby covenants and agrees:

          (a) Duly to perform and observe all of the terms and provisions of the Charter on the part of the Company to be performed and observed;

          (b) At its own expense, but, during the continuance of an Event of Default (as defined in the Indenture) subject to the direction and control of the Trustee, to take such action as shall be required or, during the continuance of an Event of Default, may be requested by the Trustee, for the collection of Assigned Moneys or any other moneys arising out of claims or other rights assigned hereby, and forthwith to pay over and deliver to the Trustee any payment, or instrument representing the payment, of any Assigned Moneys or any other moneys arising out of claims or other rights assigned hereby, which shall be issued in respect thereof, in the identical form in which received, except for endorsement by the Company, and until so paid over and delivered, to hold the same in trust for the Trustee and not to commingle the same with any funds of the Company;

          (c) Forthwith upon the execution hereof (i) to make and maintain on its books of account and ledgers and upon such other of its records as may contain information regarding Assigned Moneys or any claims or other rights assigned hereby, appropriate notations imparting notice of the assignment thereof, and (ii) to make and maintain on all original counterparts of the Charter and of any amendments, addenda or supplements thereto a notation reading substantially as follows:

     "Certain moneys due and to become due under this Charter Agreement have been assigned to The Chase Manhattan Bank, as Trustee under an Indenture of First Preferred Ship Mortgage dated as of ____________, 1998."


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


          (d) That it will not, without first obtaining the prior written consent of the Trustee, compound, compromise, settle or adjust any moneys due or to become due under, or any claims for moneys arising out of, the Charter or renew or extend the time of payment thereof;

          (e) That it will not, without first obtaining the prior written consent of the Trustee, consent to any modification or amendment of or extension of the terms of the Charter, terminate the Charter, waive or release any obligation of the Charterer thereunder or consent or agree to any act or omission to act on the part of the Charterer which, without consent or agreement, would constitute a default under the Charter or fail promptly and diligently to exercise each and every right which it may have under the Charter; provided, however, that the Company may terminate the Charter and may consent to any modification or amendment thereof without the prior written consent of the Trustee if such termination, modification or amendment is expressly permitted by the Indenture;

          (f) That it will reimburse the Trustee, immediately upon demand, for all court costs, attorneys' fees and other expenses which may be expended or incurred by the Trustee to obtain payment of the Assigned Moneys or of any other moneys arising out of claims or other rights assigned hereby;

          (g) That it will execute and deliver to the Trustee on demand any instruments or documents and do any and all acts as may be required or deemed by the Trustee necessary to carry into effect the provisions of this Assignment and to facilitate the collection of Assigned Moneys or any other moneys arising out of claims or other rights assigned hereby; and

          (h) That all records with respect to the Charter and Assigned Moneys are and will be at all times exclusively kept and maintained at the Company's principal place of business.

     5. It is expressly agreed that the Company shall remain liable under the Charter to observe and perform all the conditions and obligations therein provided to be observed and performed by it, and the Trustee shall have no obligation or liability under the Charter by reason of or arising out of this Assignment, nor shall the Trustee be required or obligated in any manner to observe or perform any of the conditions or obligations of the Company under or pursuant to the Charter or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times. The Company will promptly deliver to the Trustee a copy of each demand, notice, communication, or other document (except those received in the regular course of business) delivered to it in any way relating to the Charter.


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     6. The Company represents and warrants that, but for the provisions of this
Assignment and the Indenture, it has not transferred, assigned, pledged or encumbered in any manner, in whole or in part, the Charter or the Assigned
Moneys or any claims or other rights assigned hereby and the Company hereby covenants and agrees with the Trustee that it will not, so long as this Assignment shall remain in effect, transfer, assign, pledge or encumber in any manner whatsoever the Assigned Moneys or any claims or other rights assigned hereby other than to or in favor of the Trustee.

     7. The Company shall, and hereby authorizes the Trustee, in its discretion and without notice to the Company, to, give notice of this Assignment to any and all parties obligated to pay Assigned Moneys or any other moneys arising out of claims or other rights assigned hereby and to notify such party or parties to pay Assigned Moneys or such other moneys directly to the Trustee. Prior to the occurrence and continuance of an Event of Default, the Trustee shall not be obligated to take any action pursuant to this Section 7.

     8. The Company represents and warrants that, only three counterparts of the Charter were executed for the parties. On one such counterpart of the Charter there was endorsed "This is Charterer's original copy" and on the remaining two counterparts of the Charter there was endorsed "This is one of Owner's two original copies". The Charterer's counterpart of the Charter and the Company's counterparts of the Charter are being delivered by the Company to the Trustee pursuant to this Assignment. The Company further represents and warrants that it will not execute any other copies of the Charter in addition to the aforesaid counterparts of the Charter.

     9. Upon the payment in full of the principal of, and premium, if any, and interest on the Bonds, and upon the satisfaction of all obligations of the Company under the Indenture, this Assignment shall terminate and the Trustee shall execute and deliver to the Company, at the Company's expense, such instrument or instruments as the Company may reasonably request to evidence the termination of the Trustee's rights hereunder.

     10. Each reference herein to the Trustee and the Company shall be deemed to include their respective successors and assigns.

     11. No failure or delay on the part of the Trustee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder prevent any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Trustee would otherwise have.

     12. The duties and obligations of the Trustee under this Assignment shall be governed by the standards set out in Article VI of the Indenture.


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     13. This Assignment shall be governed by and construed in accordance with the law of the State of New York.


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     IN WITNESS WHEREOF, the Company has caused this Assignment to be duly executed as of this ___ day of _________, 1998.

                                                 MIDLAND ENTERPRISES INC.


                                                 By:____________________________
                                                    Title:



STATE OF                   )
COUNTY OF                  ) ss:

     On this __ day of ______, 1998, before me personally appeared ____, to me personally known, who being by me duly sworn, says that he is the _____ of Midland Enterprises Inc., that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


                                               --------------------------------
                                               Notary Public
                                               My Commission Expires:___________


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                              CONSENT AND AGREEMENT

     The undersigned as the Charterer under the Charter Agreement dated as of ____________, 1998, referred to in the foregoing Assignment, hereby acknowledges notice of and consents to the foregoing Assignment and agrees (1) that it will make payment of all Assigned Moneys and all other moneys arising out of claims or other rights purported to be assigned thereby, directly to The Chase Manhattan Bank, as Trustee, at its office at 450 W. 33rd Street 15th Floor, New York, New York 10001, until receipt of written notice from The Chase Manhattan Bank, that all its rights under said Assignment have terminated; (2) that any such payment shall be final and the undersigned will not seek to recover from The Chase Manhattan Bank, for any reason whatever any moneys paid to it pursuant to said Assignment; (3) that it has received written notice of the amount due from Midland Enterprises Inc. to The Chase Manhattan Bank, and of the identity of the transactions from which the Assigned Moneys arose and will arise; (4) that it had no right of counterclaim or defense when it received the aforesaid notice; and (5) that it waives as against The Chase Manhattan Bank, any counterclaim or defense arising from a breach of any warranty not discovered until after said notice was received.


Dated:              1998

                                               ORGULF TRANSPORT CO.


                                               By:____________________________
                                                  Title:


STATE OF                   )
COUNTY OF                  ) ss:

     On this __ day of ______, 1998, before me personally appeared ____, to me personally known, who being by me duly sworn, says that he is the _____ of Orgulf Transport Co., that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


                                               --------------------------------
                                               Notary Public
                                               My Commission Expires:___________


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